                                     Registration Statement No.333-


                        SECURITY AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


              Intermedia Communications Inc. and Digex Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                        59-2913586/59-3582217
-------------------------------                           ---------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                   3625 Queen Palm Drive, Tampa, Florida 33619
          -------------------------------------------------------------
          (Address, including zip code, of principal executive offices)


                   Intermedia Communications Inc. 401(k) Plan
                   ------------------------------------------
                            (Full title of the plan)


                                 David C. Ruberg
                        Chairman of the Board, President
                           And Chief Executive Officer
                         Intermedia Communications Inc.
                              3625 Queen Palm Drive
                                 Tampa, FL 33619
                     ---------------------------------------
                     (Name and address of agent for service)


                                  (813)829-0011
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                            Ralph J. Sutcliffe, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                          New York, New York 10036-7798
                                 (212) 479-6170

                         CALCULATION OF REGISTRATION FEE


Title of                   Amount to            Maximum              Maximum                Amount of
Securities                 be                   Offering             Aggregate              Registration
to be                      Registered           Price Per            Offering               Fee
Registered                 (1)                  Share(2)             Price(2)
----------------------     ----------           ---------            ------------           ------------
Digex Incorporated
Class A Common Stock,
par value $.01
per share                    650,000             $72.34              $47,021,000             $12,413.55

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Average of the high and low prices of Digex Incorporated Common Stock reported on the Nasdaq National Market on April 4, 2000, pursuant to Rule 457
(h) (1).






















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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents, which have been filed by Intermedia Communications, Inc. ("the Company") or Digex, Incorporated (the "subsidiary" or "Digex") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

         The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         Digex's Annual Report on Form 10-K for the year ended December 31,
1999.

         The description of the Digex's capital stock which is contained in the Digex's Registration Statement on Form 8-A (File No. 000-26873) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed July 29, 1999.

         All documents subsequently filed by the Company or the Subsidiary with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         N/A

Item 5.  Interests of Named Experts and Counsel

         Partners of Kronish Lieb Weiner & Hellman LLP, counsel to the Company and the subsidiary, beneficially own 21,450 shares of the subsidiary's Class A Common Stock. In addition, Ralph J. Sutcliffe, a partner of Kronish Lieb Weiner & Hellman LLP, beneficially owns 11,490 shares of the Company's common stock, par value $.01 per share, a warrant to purchase 200,000 shares of the Company's common stock at an exercise price equal to $20.75 per share, and subject to vesting, options to purchase 22,000 shares of the Company's common stock at an exercise price of $34.1875 per share. The Company, through its wholly-owned subsidiary Intermedia Financial Company, owns all of Digex's issued and outstanding shares of Class B common stock entitling the Company to control a majority of the voting power of the Company. Mr. Sutcliffe is a director of the Company.




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

Item 6.  Indemnification of Directors and Officers

         The Company's and the subsidiary's Certificates of Incorporation provides that the Company and the subsidiary will to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Company's and the subsidiary's By-laws, as amended, contain a similar provision requiring indemnification of the Company's and subsidiary's directors and officers to the fullest extent authorized by the DGCL.

         The DGCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         In addition, the subsidiary's Certificate of Incorporation contains a provision limiting the personal liability of the subsidiary's directors for monetary damages for certain breaches of their fiduciary duty.

         The Company and the subsidiary have indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

         The subsidiary has entered into indemnification agreements with each of its directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. Generally, pursuant to each indemnification agreement, the subsidiary will indemnify a




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

director or officer who is or was a party to any legal action by or in the right of the subsidiary or against the indemnitee due to his or her position as a director or officer of the subsidiary, known as the "indemnitee," against the expenses, judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the indemnitee in connection with such legal action, provided that such indemnitee acted in good faith and in a manner not opposed to the best interests of the subsidiary.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company or subsidiary pursuant to the foregoing provisions, or otherwise, the Company and the subsidiary have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

         N/A























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

Item 8.  Exhibits

         The Company has submitted the Intermedia Communications 401(k)Plan (the "Plan") to the Internal Revenue Service ("IRS") and hereby undertakes to submit any amendment thereto to the IRS in a timely manner, and to make all changes required by the IRS to maintain qualification of the Plan.


Exhibit
Number                              Exhibit
-------                             -------
23.1           Consent of independent auditors

24.1           Power of Attorney (see signature page)

























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

Item 9.  Undertakings

         A. Post-Effective Amendments

            The Company and subsidiary hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.








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

         B.       Subsequent Documents Incorporated by Reference

                  The Company and subsidiary hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Claims for Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and subsidiary pursuant to the foregoing provisions, or otherwise, the Company and the subsidiary have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company and/or subsidiary of expenses incurred or paid by a director, officer or controlling person of the Company and/or subsidiary in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company and/or the subsidiary will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 10th day of April, 1999.

                                             Intermedia Communications Inc.


                                             By: /s/ Robert M. Manning
                                                -------------------------------
                                             Robert M. Manning,
                                             Senior Vice President and Chief
                                             Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes David C. Ruberg and Robert M. Manning, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.


           Signature                       Title                                Date
           ---------                       -----                                ----

Principal Executive Officer:


/s/    David C. Ruberg             Chairman of the Board                    April 10, 2000
----------------------------       President, and Chief
       David C. Ruberg             Executive Officer



Principal Financial and
Accounting Officers:

/s/   Robert M. Manning
----------------------------       Senior Vice President and                April 10, 2000
      Robert M. Manning            Chief Financial Officer


/s/  Jeanne M. Walters             Vice President, Controller               April 10, 2000
---------------------------        And Chief Accounting
     Jeanne M. Walters             Officer




Other Directors:


/s/    John C. Baker
---------------------------        Director                                 April 10, 2000
       John C. Baker


/s/ Philip A. Campbell
----------------------------       Director                                 April 10, 2000
    Philip A. Campbell





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

/s/ George F. Knapp
----------------------------       Director                                 April 10, 2000
    George F. Knapp

/s/   James H. Green
----------------------------       Director                                 April 10, 2000
      James H. Green

/s/    Alex Navab
---------------------------        Director                                 April 10, 2000
       Alex Navab

/s/   Ralph Sutcliffe
---------------------------        Director                                 April 10, 2000
      Ralph Sutcliffe


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the subsidiary has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on this 10th day of April, 1999.

                                       Digex, Incorporated


                                       By: /s/ Mark K. Shull
                                          -------------------------------------
                                       Mark K. Shull,
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes David C. Ruberg and Robert M. Manning, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.


           Signature                       Title                                Date
           ---------                       -----                                ----

Principal Executive Officer:


/s/ Mark K. Shull
----------------------------       President and Chief                      April 10, 2000
Mark K. Shull                      Executive Officer


Principal Financial and
Accounting Officers:


/s/ Timothy M. Adams
---------------------------        Chief Financial Officer                  April 10, 2000
Timothy M. Adams


/s/ T. Scott Zimmerman
---------------------------        Vice President and                       April 10, 2000
T. Scott Zimmerman                 Controller


Other Directors:


/s/ David C. Ruberg
---------------------------        Chairman of the Board                    April 10, 2000
David C. Ruberg



/s/ John C. Baker
---------------------------        Director                                 April 10, 2000
John C. Baker



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


           Signature                       Title                                Date
           ---------                       -----                                ----
/s/ Philip A. Campbell
---------------------------        Director                                 April 10, 2000
Philip A. Campbell

/s/ George F. Knapp
---------------------------        Director                                 April 10, 2000
George F. Knapp

/s/ Robert M. Manning
---------------------------        Director                                 April 10, 2000
Robert M. Manning

/s/ Jack E. Reich
---------------------------        Director                                 April 10, 2000
Jack E. Reich

/s/ Richard A. Jalkut
---------------------------        Director                                 April 10, 2000
Richard A. Jalkut




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

                                 EXHIBIT INDEX

Exhibit
Number                                    Exhibit                          Page
------                                    -------                          ----

23.1      Consent of independent auditors
24.1      Power of Attorney (see signature page)


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